                                                                    EXHIBIT 23.7


                             [CHAPMAN LETTERHEAD]

January 25, 2001


Neutrino Resources Inc.
1400, 300 - 5th Avenue SW
Calgary, Alberta
T2P 3C4

Attention: Mr. Al Smith

Dear Sir:

Re: Neutrino Resources Inc. (the "Company")
    Consent Letter
    ---------------------------------------

We hereby consent to the use of and reference to our name and material from our report entitled "Neutrino Resources Inc., Reserve and Economic Evaluation Constant Price/No Cost Escalation Case", dated January 6, 2000 and any other associated reports in the Joint Proxy Statement of Southern Mineral Corporation and PetroCorp Incorporated and the Registration Statement on Form S-4 PetroCorp Incorporated and in any required filings with the Securities Exchange Commission
(SEC) or any other securities regulatory bodies.


Yours very truly,

Chapman Petroleum Engineering Ltd.


/s/ C. W. Chapman
------------------------
C. W. Chapman P. Eng.
President

CWC/hmh/2906

                                                 PERMIT TO PRACTICE
                                          CHAPMAN PETROLEUM ENGINEERING LTD

                                          Signature:/s/ C. W. Chapman
                                                    --------------------

                                           Date: 1/25/01
                                                 -----------------------

                                                  PERMIT NUMBER: P 4201

                                      The Association of Professional Engineers,
                                       Geologists and Geophysicists of Alberta